UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

January 24, 2011 (January 19, 2011)
Date of report (Date of earliest event reported)

COUNSEL RB CAPITAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

 1 Toronto Street, Suite 700, P.O. Box 3, Toronto, Ontario, Canada, M5C 2V6
(Address of Principal Executive Offices)

(416) 866-3000
(Registrants Telephone Number, Including Area Code)

C2 Global Technologies Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Director and Officer Indemnification Agreements

Effective January 19, 2011, Counsel RB Capital Inc., formerly known as C2 Global Technologies Inc. (the “Company”, “we” or “us”) has entered into Indemnification Agreements (an “Indemnification Agreement”) with each of Adam Reich and Jonathan Reich (each an “Indemnitee”) in connection with appointing each as officers of the Company as described under Item 5.02.  The Company intends to enter into substantially similar agreements with each of its existing officers and directors.  The material terms of each of the Indemnification Agreements are identical and are summarized below.  The Indemnification Agreements provide to the Indemnitee indemnification rights that are in addition to those provided under the Company’s articles of incorporation, bylaws and applicable law.  The Indemnification Agreements provide that the Company will indemnify the Indemnitee from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee and arising out of any of the following: (i) the Indemnitee’s service as a director, officer, employee or agent of the Company; (ii) while serving as a director or officer of the Company, the Indemnitee’s service at the request of the Company as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise; or (iii) any action alleged to have been taken or omitted in any of the foregoing capacities.  Pursuant to the Indemnification Agreements, the Company is obligated to maintain insurance policies that provide coverage for any liability asserted against or incurred by the Indemnitee by reason of the fact that Indemnitee has or has agreed to serve in any of the foregoing capacities or arising out of Indemnitee’s status as such.  The Indemnification Agreements provide indemnification rights to the fullest extent permitted by the Company’s articles of incorporation, bylaws and the Florida Business Corporation Act or other applicable law and provide procedures for the determination of the Indemnitee’s right to receive indemnification and the advancement of expenses.  The Indemnification Agreements also provide certain additional rights to the Indemnitee in the event of a change in control of the Company.

The foregoing description of the Indemnification Agreements is a general description only and is qualified in its entirety by reference to each of the Indemnification Agreements, a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jonathan Reich and Adam Reich have been appointed co-Chief Executive Officers of the Company effective January 19, 2011 pursuant to employment agreements entered into between each of them and the Company (the “Employment Agreements”).  The material terms of each of the Employment Agreements are identical and are summarized below.  Jonathan Reich and Adam Reich are brothers.  Jonathan Reich is 47 years old. Adam Reich is 44 years old.

Prior to their appointment as co-CEOs, the Reich brothers each served as co-CEOs of the Company’s subsidiary, Counsel RB Capital LLC (“Counsel RB”). The brothers will continue as co-CEOs of Counsel RB in addition to serving in their new capacity.  Jonathan and Adam Reich are former practicing bankruptcy attorneys and have been assisting legal, financial and corporate clients with their surplus asset management needs for over 20 years.  Both have extensive experience representing debtors and secured and unsecured creditors with complex asset transactions that arise from bankruptcies, plant closures and restructuring situations, and over the years have recovered millions of dollars from asset dispositions on behalf of their clients.

In connection with the appointment of each of Adam and Jonathan Reich as co-Chief Executive Officers of the Company as described above, Allan C. Silber has resigned the position of Chief Executive Officer of the Company effective January 19, 2011.  Mr. Silber continues to serve as the Chairman of the Company’s Board of Directors and will also assume the position of President of the Company, effective January 19, 2011.  Mr. Silber is 62 years old.  Mr. Silber was elected to the Board of Directors as a Class II director in September 2001.  He was appointed as Chairman of the Board in November 2001, a position he held until October 2004, and was again appointed as Chairman of the Board in March 2005.  Mr. Silber is the Chairman and CEO of Counsel Corporation (“Counsel”), which he founded in 1979, the Chairman of Knight’s Bridge Capital Partners Inc., a wholly-owned subsidiary of Counsel that is a financial services provider, and, since 2007, the Chairman and, until December 2010, the CEO of Terra Firma Capital Corporation, a TSX Venture Exchange listed company of which Counsel owns approximately 21%.  Mr. Silber attended McMaster University and received a Bachelor of Science degree from the University of Toronto.

The information relating to Mr. Silber disclosed in Items 11 and 13 of the Company’s 10-K for fiscal year 2009 filed with the SEC on March 31, 2010 (the “10-K”) is hereby incorporated by reference.  The Company has made no change in the compensation arrangements with respect to Mr. Silber in relation to the change in his office, and there are no related party transactions between the Company and Mr. Silber other than those disclosed in Item 11 and Item 13 of the 10-K.

Reich Brothers’ Employment Agreements

The Employment Agreements provide that each of the Reich brothers (each an “Executive”) will serve as a co-CEO of the Company, reporting to the Chairman of the Board and/or the President of the Company.

The Employment Agreements provide that each Executive will be paid a base salary of $450,000 per year, which may be increased but not decreased upon annual review by the Company’s Board of Directors.  Each Executive will also be eligible for a discretionary annual bonus of up to 50% of his base salary.  The Chairman of the Board of Directors will determine the amount of any bonus based on performance criteria established at the beginning of each fiscal year.  Any bonus will be paid within 90 days from March 1 in the year following the fiscal year in which the services to which the bonus applies were performed.

Each Executive will also be entitled to participate in all employee stock option, pension and welfare benefit plans, programs and practices maintained by the Company for its employees generally in accordance with the terms of such plans, programs and practices as in effect from time to time, and in any other insurance, pension, retirement or welfare benefit plans, programs and practices which the Company generally provides to its executives from time to time.

Pursuant to the Employment Agreements, on the effective date of their employment, each Executive was granted certain options to purchase common stock of the Company under the Company’s 2010 Non-Qualified Stock Option Plan, as described below.

Each Executive is entitled to 4 weeks of vacation per year of employment and is entitled to such holidays as are established by the Company’s policies.

Each of the Employment Agreements provides for an initial term of five years, and will continue year to year thereafter unless either party gives notice of termination.  The term will automatically terminate upon the death of the Executive.  The Company may terminate the Executive’s employment for cause or without cause upon providing a notice of termination or in the event the Executive becomes disabled.  The Executive may terminate his employment for good reason by providing a notice of termination within 45 days of the event which he believes provides him with grounds to terminate his employment for good reason.

For purposes of the Employment Agreements:

•
“Disability” means a physical or mental infirmity which impairs Executive’s ability to perform substantially his duties for a total period exceeding six (6) months during the term of his employment or for a period of four (4) consecutive months.

•
“Cause” means actions or omissions by Executive: (i) constituting fraud, larceny, embezzlement, conversion or otherwise involving the misappropriation of assets of the Company or any other illegal conduct with respect to the Company which acts are harmful to, either financially, or to the business reputation of, the Company; (ii) constituting gross negligence or intentional misconduct; (iii) resulting in a conviction (or a plea of guilty or no contest) for any felony or any crime of moral turpitude; (iv) constituting habitual alcohol or substance abuse; (v) constituting a material breach of the Employment Agreement which, if curable, is not cured within fifteen (15) days after receipt of written notice thereof; (vi) constituting a material failure by Executive to perform his duties, which nonperformance continues after written notice thereof and a fifteen (15) day chance to cure; (vii) resulting in an unauthorized breach of the Company’s Code of Conduct; or (viii) constituting a breach of the fiduciary duty owed by Executive to the Company or any subsidiary or affiliate of the Company which, if curable, is not cured within fifteen (15) days after receipt of written notice thereof.

•
“Good reason” means, during the term of employment and without Executive’s consent: (i) a material diminution of Executive’s title, reporting structure, position or responsibilities; (ii) a material reduction in his base salary; or (iii) any other action or inaction by the Company that constitutes a material breach of the Employment Agreement.

Upon the termination of the Executive’s employment for death or disability or by the Company for cause, the Executive’s beneficiary or estate will be entitled to receive any earned but unpaid portion, if any, of the Executive’s base salary computed on a pro rata basis through the Executive’s termination date (the “Accrued Compensation”), plus a pro rata share of the bonus payable in the fiscal year of termination.  Upon termination of the Executive’s employment by the Company without cause, the Executive will be entitled to the Accrued Compensation, twelve month’s base salary (payable in a lump sum) (the “Severance Payments”), and a pro rata share of the bonus payable in the fiscal year of termination based on the termination date (provided the Executive has met as of the termination date the performance criteria established with respect to the bonus for the fiscal year in which the termination date occurs).  Upon termination of the Executive’s employment by the Executive for good reason, the Executive will be entitled to the Accrued Compensation and the Severance Payments.  As a condition to receiving any Severance Payments otherwise due under the Employment Agreement, the Executive must execute and agree to be bound by a release in favor of the Company relating to the waiver and general release of any and all claims arising out of or relating to Executive’s employment and termination of employment.

Each Employment Agreement provides that the Executive will be subject to customary confidentiality obligations for the term of his employment and 12 months thereafter (or longer with respect to any trade secrets of the Company), to customary non-compete obligations during the term of his employment and for a period of 12 months thereafter (except for following a termination by the Company without cause or by the Executive with good reason), to customary non-solicitation obligations during the term of his employment and for a period of 24 months thereafter, and to customary non-disparagement obligations during the term of his employment and thereafter.

The foregoing is meant to serve as a summary of the Employment Agreements only and is qualified in its entirety by reference to the actual Employment Agreements, a copy of each of which is attached hereto. Jonathan Reich’s Employment Agreement is attached as Exhibit 10.2, and Adam Reich’s Employment Agreement is attached as Exhibit 10.3.

Recent Transactions between the Company and the Reich Brothers

On April 2, 2009 the Company, in partnership with Jonathan and Adam Reich, established Counsel RB.  Counsel RB specializes in the acquisition and disposition of distressed and surplus assets throughout the United States and Canada, including industrial machinery and equipment, real estate, inventories, accounts receivable and distressed debt.  In addition to purchasing various types of assets, Counsel RB also arranges traditional asset disposition services such as on-site and webcast auctions, liquidations and negotiated sales.  At formation, the Company owned 75% of the ownership interests in Counsel RB, and Jonathan Reich and Adam Reich each indirectly owned 12.5% of the ownership interests through each of their wholly-owned companies, Forsons, which is owned by Jonathan Reich, and Kind Chin, which is owned by Adam Reich.

On December 10, 2010, as disclosed in an 8-K dated December 14, 2010, the Company acquired the ownership interests of Counsel RB held by Kind Chin and Forsons in a transaction valued at approximately $421,460, based on the issuance of 3,242,000 shares of the Company’s common stock to each of Kind Chin and Forsons that before announcement of the transaction traded at $0.13 per share on the Over-the-Counter Bulletin Board (“OTCBB”) market.  As discussed above, Kind Chin is wholly owned by Adam Reich, and Forsons is wholly owned by Jonathan Reich.

2010 Non-Qualified Stock Option Plan

The Company’s board of directors approved the creation of a 2010 Non-Qualified Stock Option Plan (the “Plan”) to induce certain key employees of the Company or any of its subsidiaries who are in a position to contribute materially to the Company’s prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company’s progress, and to encourage such persons to continue to promote the best interests of the Company.  The Company has reserved 1,250,000 shares of common stock of the Company (subject to adjustment under certain circumstances) for issuance or transfer upon exercise of options to be granted under the plan.  Options may be issued under the Plan to any key employees or consultants selected by the Company’s Board of Directors (or a committee appointed by the board).  Each option granted under the Plan will be evidenced by a stock option agreement.  Options may not be granted with an exercise price less than the fair market value of the common stock of the Company as of the day of the grant.  Options granted pursuant to the plan are subject to limitations on transfer and execution and may be issued subject to vesting conditions.  Options may also be forfeited in certain circumstances.  The foregoing is intended to be a summary of the Plan only and is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Exhibit 10.4.

Option Grants to the Reich Brothers

Pursuant to the Employment Agreements, on the effective date of their employment, Jonathan Reich and Adam Reich were each granted on January 19, 2011 (the “Grant Date”) options to purchase 625,000 shares of common stock of the Company under the Plan (the “Options”).  The Options were issued subject to the terms of the Plan.  The Options were granted with an exercise price of $1.83 per share.  One quarter of the Options vest and become exercisable each year beginning on the first anniversary of the Grant Date and will be fully vested on the fourth anniversary of the Grant Date (subject to certain conditions).  The Options will cease to vest upon the termination of the Option grantee’s employment.  The Options will expire, if not sooner terminated or fully exercised, upon the tenth anniversary of the Grant Date.

Section 8 – Other Events

Item 8.01          Other Events

Name Change

As disclosed in an 8-K dated December 14, 2010, the Company’s board of directors and shareholders holding a majority of the outstanding voting stock of the Company approved a proposal to change the Company’s name from C2 Global Technologies Inc. to Counsel RB Capital Inc.  The name change became effective January 19, 2011 upon the filing with the Florida Secretary of State Articles of Amendment to the Company’s Amended and Restated Articles of Organization.

Press Release

On January 20, 2011, the Company issued the press release attached hereto as Exhibit 99.1 announcing the appointment of Jonathan Reich and Adam Reich as co-CEO’s of the Company and the effectiveness of the Company’s change in name.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

No.	Exhibit

10.1	Form of Indemnification Agreement

10.2	Employment Agreement of Jonathan Reich, dated January 19, 2011.

10.3	Employment Agreement of Adam Reich, dated January 19, 2011.

10.4	2010 Non-Qualified Stock Option Plan.

99.1	Press Release Dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Counsel RB Capital Inc.

Date: January 24, 2011	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary